Exhibit 32

CERTIFICATION OF CHIEF EXECUTIVE OFFICER AND CHIEF FINANCIAL OFFICER

PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Scott D. Howarth, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Integrated Silicon Solution, Inc. on Form 10-Q for the quarterly period ended June 30, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Integrated Silicon Solution, Inc.

By:	/s/ Scott D. Howarth
Scott D. Howarth
President and Chief Executive Officer
August 9, 2010

I, John M. Cobb, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Quarterly Report of Integrated Silicon Solution, Inc. on Form 10-Q for the quarterly period ended June 30, 2010 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in such Report on Form 10-Q fairly presents in all material respects the financial condition and results of operations of Integrated Silicon Solution, Inc.

By:	/s/ John M. Cobb
John M. Cobb
Vice President and Chief Financial Officer
August 9, 2010